Exhibit 10.2.1

AMENDMENT NO. 1 TO EQUIPMENT PURCHASE AGREEMENT

Parties

This Amendment No. 1 to Equipment Purchase Agreement dated October 27, 2006, by and between Ballantyne of Omaha, Inc. d/b/a Strong Digital Systems, a Delaware corporation (“Seller”) and Digital Link LLC, a California limited liability company (“Buyer”).

Recitals

This Amendment No. 1 to Equipment Purchase Agreement is made with reference to the following facts and objectives:

A.            On or about July 21, 2006, Seller and Buyer entered into an Equipment Purchase Agreement wherein Seller agreed to sell and Buyer agreed to purchase twelve (12) NC2500S digital projectors and accessories on the terms and conditions set forth in said Agreement.

B.            Seller and Buyer desire to amend said Equipment Purchase Agreement in accordance with the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing and mutual covenants herein contained, the parties hereto agree as follows:

1.             Section 1 Amendments to Agreement.

1.1           Section 3(a) of the Equipment Purchase Agreement is deleted in its entirety, and replaced with the following:

“(a)         Seller or another qualified Seller affiliate (“Strong Service”) shall provide installation for each projector, the related Doremi server, wiring and systems (collectively, a “DC System”) to Buyer and each Exhibitor acquiring a DC System and installation for any REAL D 1.0 System purchased in connection with such DC System.

1.2           Section 3(b) of the Equipment Purchase Agreement is deleted in its entirety, and replaced with the following:

“(b)         Strong Service shall be responsible for installing each DC System and REAL D 1.0 System at the Exhibitor’s location designated by Buyer and shall be responsible for the project management of the installation.”

2.                                       Section 2 Ratification

Accepted here as amended, the parties hereto confirm and ratify the Equipment Purchase Agreement, acknowledge that it is binding and enforceable according to the terms thereof.

WHEREFORE, this Amendment No. 1 to Equipment Purchase Agreement is duly executed by the parties hereto as of the date set forth above.

BALLANTYNE OF OMAHA, INC. d/b/a Strong Digital Systems, a Delaware corporation		Digital Link LLC, a California limited liability company

By:	/s/ John Wilmers	By:	/s/ Andrew A. Skarupa
Name:	John Wilmers	Name:	Andrew A. Skarupa
Title:	President and CEO	Title:	CFO

Address:	4350 McKinley St.	Address:	100 N. Crescent Dr. Suite 120
	Omaha, NE 68112		Beverly Hills, CA 90210
Facsimile:	402-453-7238	Facsimile:	310-385-4001